UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2023

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Alkami Technology, Inc. (the “Company”) is aware that Silicon Valley Bank (“SVB”) has been closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation as receiver. On March 13, 2023, the Company announced that it has (i) deposit accounts with SVB with an aggregate balance of approximately $3.3 million, which is approximately 2% of the Company's total cash and cash equivalents and marketable securities reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and (ii) approximately $8.3 million in "sweep" accounts used by SVB to purchase external assets such as money market mutual funds, which funds are held by external investment fund managers.

The Company is also party to an amended and restated credit agreement (the "Amended Credit Agreement") with SVB, Comerica Bank, and Canadian Imperial Bank of Commerce, which was incorporated by reference as Exhibit 10.31 to the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 24, 2023. The Amended Credit Agreement matures on April 29, 2025. The Amended Credit Agreement provided the Company with a term loan facility of $85.0 million and a revolving credit facility of up to $40.0 million. There were no outstanding borrowings under the revolving credit facility as of December 31, 2022.

In addition, although SVB is not a customer of the Company's digital banking platform, it had licensed certain of the Company's fraud mitigation products offered by its ACH Alert Solutions operation for an estimated annual recurring revenue of approximately $0.5 million.

The Company ended 2022 with more than $196 million of cash and marketable securities and $84.5 million of debt under the term loan. As reported during the Company’s Earnings Call on February 23, 2023, the Company believes its net cash position represents several multiples of the capital necessary for Alkami to reach its financial objective of becoming Adjusted EBITDA positive by the fourth quarter of 2023.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements. Factors that may materially affect such forward looking statements include: Our ability to attract new clients and retain and expand existing clients’ use of our solutions; the unpredictable and time-consuming nature of our sales cycles; our ability to accurately predict the long-term rate of client subscription renewals or adoption of our solutions; intense competition in our industry; any downturn, consolidation or decrease in technology spend in the financial services industry; our ability and the ability of third parties on which we rely to prevent and identify breaches of security measures (including cybersecurity) and resulting disruptions of our systems or operations and unauthorized access to client customer and other data; our ability to attract and retain key employees and other factors described in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkami Technology, Inc.

Date:	March 13, 2023	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer